Registration No. 333-
      Filed with the Securities and Exchange Commission on August 17, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           CONTINENTAL AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                            74-2099724
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION
     INCORPORATION OR ORGANIZATION)                   NUMBER)
                         1600 SMITH STREET, DEPT. HQSEO
                              HOUSTON, TEXAS 77002
                                 (713) 324-5000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           --------------------------

        JEFFREY A. SMISEK, ESQ.               COPIES OF CORRESPONDENCE TO:
   EXECUTIVE VICE PRESIDENT, GENERAL
         COUNSEL AND SECRETARY                     JOHN K. HOYNS, ESQ.
       CONTINENTAL AIRLINES, INC.               HUGHES HUBBARD & REED LLP
     1600 SMITH STREET, DEPT. HQSLG              ONE BATTERY PARK PLAZA
          HOUSTON, TEXAS 77002                NEW YORK, NEW YORK 10004-1482
             (713) 324-2950
(NAME, ADDRESS, INCLUDING ZIP CODE, AND
 TELEPHONE NUMBER, INCLUDING AREA CODE,
         OF AGENT FOR SERVICE)

                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

                           --------------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

   Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the form of prospectus included in this registration statement also relates to an aggregate remaining amount of $699,251,000 of pass through certificates covered by such form of prospectus previously registered under the registrant's registration statement on Form S-3 (File No. 333-57188).


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               PROPOSED MAXIMUM       PROPOSED
TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE    MAXIMUM AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED          PER UNIT       OFFERING PRICE (1)    REGISTRATION FEE (2)
------------------------------------------------------------------------------------------------------------
Pass through certificates      $1,800,000,000        (3)           $1,800,000,000        $275,188 (4)
============================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.
(3)  Omitted pursuant to Rule 457(o).
(4) A filing fee of $174,812 was previously paid in connection with the pass through certificates included herein remaining from the Continental Airlines, Inc. registration statement on Form S-3 (File No. 333-57188), originally filed with the Commission on March 16, 2001.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION - DATED AUGUST 17, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                                 $1,800,000,000

                           CONTINENTAL AIRLINES, INC.

                            PASS THROUGH CERTIFICATES

                           --------------------------


      This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

      We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

                           --------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          --------------------------















              The date of this prospectus is ____________, 2001.

TABLE OF CONTENTS

                              PAGE                                       PAGE


Where You Can Find More                     Defeasance of the Indentures
  Information....................1          and the Equipment Notes in
                                            Certain Circumstances..........24
Forward-Looking Statements.......1          Assumption of Obligations by
                                            Continental....................25
Incorporation of Certain                    Liquidity Facility.............25
  Documents by Reference.........2          Intercreditor Issues...........25

Summary..........................3        U.S. Income Tax Matters..........26
  The Offering...................3          General........................26
  Certificates...................3          Tax Status of the Pass Through
  Pass Through Trusts............3          Trusts.........................26
  Equipment Notes................4          Taxation of Certificateholders
                                            Generally......................26
The Company......................6          Effect of Subordination of
                                            Certificateholders of
Use of Proceeds..................6          Subordinated Trusts............27
                                            Original Issue Discount........27
Ratio of Earnings to Fixed                  Sale or Other Disposition
  Charges........................7          of the Certificates............27
                                            Foreign Certificateholders.....28
Description of the Certificates..7          Backup Withholding.............28
  General........................7
  Book-Entry Registration........11       ERISA Considerations.............28
  Payments and Distributions.....13
  Pool Factors...................14       Plan of Distribution.............28
  Reports to Certificateholders..14
  Voting of Equipment Notes......15       Legal Opinions...................30
  Events of Default and Certain
  Rights Upon an Event of                 Experts..........................30
  Default........................15
  Merger, Consolidation and
  Transfer of Assets.............17
  Modifications of the Basic
  Agreement......................18
  Modification of Indenture and
  Related Agreements.............19
  Cross-Subordination Issues.....19
  Termination of the Pass
  Through Trusts.................20
  Delayed Purchase of Equipment
  Notes..........................20
  Liquidity Facility.............20
  The Pass Through Trustee.......20

Description of the Equipment
  Notes..........................21
  General........................21
  Principal and Interest
  Payments.......................21
  Redemption.....................21
  Security.......................22
  Ranking of Equipment Notes.....23
  Payments and Limitation of
  Liability......................24

                       WHERE YOU CAN FIND MORE INFORMATION


      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:


Judiciary Plaza           Seven World Trade Center     Citicorp Center
450 Fifth Street, N.W.    13th Floor                   500 West Madison Street,
Washington, D.C.  20549   New York, New York  10048    Suite 1400
                                                       Chicago, Illinois  60661

      You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

      The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is HTTP://WWW.SEC.GOV.

      You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

      Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption "Risk Factors".

      All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

      This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this document. They contain important information about our company and its financial condition.


FILING                                                                     DATE FILED
------                                                                     ----------
Annual Report on Form 10-K for the year ended December 31, 2000            February 6, 2001
Quarterly Report on Form 10-Q for the quarter ended March 31, 2001         April 16, 2001
Quarterly Report on Form 10-Q for the quarter ended June 30, 2001          July 16, 2001
Current Report on Form 8-K                                                 January 19, 2001
Current Report on Form 8-K                                                 February 5, 2001
Current Report on Form 8-K                                                 March 8, 2001
Current Report on Form 8-K                                                 March 20, 2001
Current Report on Form 8-K                                                 April 17, 2001
Current Report on Form 8-K                                                 May 3, 2001
Current Report on Form 8-K                                                 May 4, 2001
Current Report on Form 8-K                                                 May 10, 2001
Current Report on Form 8-K                                                 June 1, 2001
Current Report on Form 8-K                                                 June 4, 2001
Current Report on Form 8-K                                                 July 3, 2001
Current Report on Form 8-K                                                 July 10, 2001
Current Report on Form 8-K                                                 July 11, 2001
Amendment to Current Report on Form 8-K filed on July 11, 2001             July 13, 2001
Current Report on Form 8-K                                                 July 13, 2001
Current Report on Form 8-K                                                 July 17, 2001
Current Report on Form 8-K                                                 August 2, 2001
Current Report on Form 8-K                                                 August 9, 2001
Current Report on Form 8-K                                                 August 10, 2001



      Our SEC file number is 0-9781.

      We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

      You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:


                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                                 (713) 324-2950.

                                     SUMMARY


THE OFFERING

      This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to Continental Airlines, Inc.

      This prospectus describes the general terms of the pass through certificates. The actual terms of any offering of pass through certificates will be described in a supplement to this prospectus. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

CERTIFICATES

      Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

      The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

      The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

      If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

      The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

      We may offer and sell up to $1,800,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

      We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee.

Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

      Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

      When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, referred to as "note purchase agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

      Under the applicable note purchase agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

      o identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and
      o identical priority of payment relative to each of the other equipment notes held for such pass through trust.

      If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

EQUIPMENT NOTES

      The equipment notes owned by a pass through trust may consist of any combination of:

      o Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."
      o Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

      LEASED AIRCRAFT NOTES. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

      The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

      In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

      Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

      OWNED AIRCRAFT NOTES. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

      Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

                                   THE COMPANY

      We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by revenue passenger miles in 2000, and, together with our wholly owned subsidiaries, ExpressJet Airlines, Inc. and Continental Micronesia, Inc., serve 227 airports worldwide. As of June 30, 2001, we flew to 132 domestic and 95 international destinations and offered additional connecting service through alliances with domestic and foreign air carriers. We directly serve 17 European cities, 8 South American cities, Tokyo, Hong Kong and Tel Aviv and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

      We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston and Hopkins International Airport in Cleveland. We are the primary carrier at each of these hubs, accounting for 56%, 78% and 51% of average daily jet departures, respectively, as of June 30, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. Continental Micronesia also operates a Pacific hub on the island of Guam. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

      We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                                 USE OF PROCEEDS

      Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

      o the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

      o the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

      Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

      o leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

      o owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See "Description of Certificates--Delayed Purchase of Equipment Notes".

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratios of our "earnings" to our "fixed charges" for each of the years 1996 through 2000 and for the six months ended June 30, 2001 were:


              YEAR ENDED DECEMBER 31,                  SIX MONTHS ENDED JUNE 30,
---------------------------------------------------    -------------------------
  1996        1997       1998       1999       2000             2001
  ----        ----       ----       ----       ----             ----
  1.81        2.07       1.94       1.80       1.51             1.13



      The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

          o   our pre-tax income; and

          o   our fixed charges, net of interest capitalized.

      "Fixed charges" represent:

          o   the interest we pay on borrowed funds;

          o the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

          o that portion of rentals considered to be representative of the interest factor.

                         DESCRIPTION OF THE CERTIFICATES

      The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

      Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

GENERAL

      Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

      Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

      Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

      The property of each pass through trust for which a series of certificates will be issued will include: o the equipment notes held for the pass through trust;

      o all monies at any time paid under the equipment notes held for the pass through trust;

      o   the rights of such pass through trust to acquire equipment notes;

      o funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

      o if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

      The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

      Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

      Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

      Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

      Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

      We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

      An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

      Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

      We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

      o   the specific designation, title and amount of the certificates;

      o   amounts payable on and distribution dates for the certificates;

      o the currency or currencies, including currency units, in which the certificates may be denominated;

      o the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

      o a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

          o the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

          o the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

          o any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

      o a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

      o a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

      o a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

      o a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

      o if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

      o if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

          o the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

          o any limitations on the exercise of remedies with respect to the leased aircraft notes;

      o if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

      o if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;
          o a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

      o   a description of any cross-default provisions in the indentures;

      o a description of any cross-collateralization provisions in the indentures;

      o a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

      o a description of any liquidity facility or other credit enhancement relating to the certificates;

      o if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

      o   any other special terms pertaining to the certificates.

      The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

BOOK-ENTRY REGISTRATION

GENERAL

      If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

      Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "--Physical Certificates". For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

      Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

      o a person that is registered as a "clearing agency" under the federal securities laws;

      o   a federal reserve bank; or

      o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

      A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.

      Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC's rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.

      Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

      A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

      Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

      The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

SAME-DAY SETTLEMENT AND PAYMENT

      As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

      Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

PHYSICAL CERTIFICATES

      Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

      o we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

      o   we elect to terminate the book-entry system through DTC; or

      o after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

      Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

      After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

      Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

PAYMENTS AND DISTRIBUTIONS

      Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

      o Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

      o Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

      If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

POOL FACTORS

      Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

      Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

      The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

      The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

REPORTS TO CERTIFICATEHOLDERS

      The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

      o the amount of the distribution allocable to principal and the amount allocable to premium, if any;

      o   the amount of the distribution allocable to interest; and

      o the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

      As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

      After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

      If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

VOTING OF EQUIPMENT NOTES

      A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

      o the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

      o the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

      o if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

      If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

      The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

      Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

      As described below under "--Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

      The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

      The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

      In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

      The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

      The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

      Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

      Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

      The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

      The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

      The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

      We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

      o is validly existing under the laws of the United States or any of its states;

      o is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

      o expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

      In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

      The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

      o to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

      o to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

      o to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

      o to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

      o to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

      o to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

      o to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

      o to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

      No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

      The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

      o reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

      o change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

      o permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

      o reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

      o modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

      o alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

      o adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

      The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

CROSS-SUBORDINATION ISSUES

      The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

      o   grant waivers of defaults under any applicable indenture;

      o   consent to the amendment or modification of any applicable indenture;
          or

      o direct the exercise of remedial actions under any applicable indenture.

TERMINATION OF THE PASS THROUGH TRUSTS

      Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

      On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

LIQUIDITY FACILITY


      The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

THE PASS THROUGH TRUSTEE

      Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

      The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

      The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

      The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

      To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

GENERAL

      The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

      The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

      We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

PRINCIPAL AND INTEREST PAYMENTS

      Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

      If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

      The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

SECURITY

      The leased aircraft notes will be secured by:

      o an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

      o a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

      Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

      o rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

      o insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

      o insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

      o any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

      The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

      We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

      We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

      Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

      The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

      In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

      "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

      In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

      o if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

      o if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

      The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

RANKING OF EQUIPMENT NOTES

      Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

      We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

      Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

      o the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

      o if so provided in the related prospectus supplement, the applicable liquidity facility.

      With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

      Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

      Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

      Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

ASSUMPTION OF OBLIGATIONS BY CONTINENTAL

      Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

LIQUIDITY FACILITY

      The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.

INTERCREDITOR ISSUES

      Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

                             U.S. INCOME TAX MATTERS

GENERAL

      Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.

      This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

      The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX STATUS OF THE PASS THROUGH TRUSTS

      In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

      A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder's method of accounting, and a U.S. certificateholder's share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust's obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.

      Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code". Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

      If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

      o received as distributions their full share of interest, principal, or premium;

      o paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

      o retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

      Under this analysis:

      o subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

      o a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

      o reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

      The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

      Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder's adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.

FOREIGN CERTIFICATEHOLDERS

      Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

          o the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

          o the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

          o certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

      Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

      Payments made on the certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

      Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA," or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

      Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

      The certificates may be sold:

      o   at a fixed price or prices, which may be changed;

      o   at market prices prevailing at the time of sale;

      o   at prices related to prevailing market prices; or

      o   at negotiated prices.

      Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

      In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

      If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

      Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

      We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

      Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

      Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

      If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

      If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

      The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

      Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on their authority as experts in auditing and accounting.

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


      The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are:


Securities and Exchange Commission registration filing fee...     $   275,188
Printing and engraving expenses..............................         300,000*
Trustee fees and expenses....................................          40,000*
Accounting fees and expenses.................................         100,000*
Rating agency fees...........................................       1,260,000*
Legal fees and expenses......................................         550,000*
Miscellaneous................................................          124,812*
                                                                    ----------

      Total.............................................           $2,650,000*
                                                                   ===========
-----------------
* Estimates.


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Continental Airlines, Inc.'s Certificate of Incorporation and By-Laws provide that Continental Airlines, Inc. will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

      "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to `the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to `other enterprises' shall include employee benefit plans; references to `fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to `serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner `not opposed to the best interests of the corporation' as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      The Certificate of Incorporation and By-Laws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Certificate of Incorporation of the Company provides as follows:

            "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended . . . to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended."

      The Company maintains directors' and officers' liability insurance.

ITEM 16.    EXHIBITS

      Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this registration statement, which is incorporated herein by reference.

ITEM 17.    UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on August 17, 2001.



                                    CONTINENTAL AIRLINES, INC.




                                    By: /S/ JENNIFER L. VOGEL
                                        ------------------------------------
                                        Jennifer L. Vogel
                                        Vice President and
                                        General Counsel


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on August 17, 2001.


               SIGNATURE                                    TITLE
               ---------                                    -----

           GORDON M. BETHUNE*          Chairman of the Board, Chief Executive
         ----------------------        Officer (Principal Executive Officer) and
           Gordon M. Bethune           Director


                                       President and Director
        ------------------------
          Lawrence W. Kellner


           JEFFERY J. MISNER*          Senior Vice President - Finance
         ----------------------        (Principal Financial Officer)
           Jeffery J. Misner


            CHRIS T. KENNY*            Staff Vice President and Controller
          -------------------          (Principal Accounting Officer)
             Chris T. Kenny


        THOMAS J. BARRACK, JR.*        Director
      ---------------------------
         Thomas J. Barrack, Jr.


            DAVID BONDERMAN*           Director
          --------------------
            David Bonderman


         KIRBYJON H. CALDWELL*         Director
       -------------------------
          Kirbyjon H. Caldwell


             PATRICK FOLEY*            Director
           ------------------
             Patrick Foley


        DOUGLAS H. MCCORKINDALE*       Director
      ----------------------------
        Douglas H. McCorkindale


          GEORGE G. C. PARKER*         Director
        ------------------------
          George G. C. Parker


           RICHARD W. POGUE*           Director
         ---------------------
            Richard W. Pogue

         WILLIAM S. PRICE III*         Director
       -------------------------
          William S. Price III


            DONALD L. STURM*           Director
          --------------------
            Donald L. Sturm


         KAREN HASTIE WILLIAMS*        Director
       --------------------------
         Karen Hastie Williams


          CHARLES A. YAMARONE*         Director
        ------------------------
          Charles A. Yamarone


*By:  /S/ JENNIFER L. VOGEL
      ---------------------------------
      Jennifer L. Vogel
      Attorney-in-fact

EXHIBIT INDEX



EXHIBIT NO.         EXHIBIT
-----------         -------
4.1                 Form of Pass Through Trust Agreement--filed as Exhibit
                    4.1 to the Company's registration statement on Form S-3 (No.
                    333-31285) (the "July 1997 S-3") and incorporated herein by reference<F1>

5.1                 Opinion of Hughes Hubbard & Reed LLP

12.1                Computation of Ratio of Earnings to Fixed Charges

23.1                Consent of Ernst & Young LLP

23.2 Consent of Hughes Hubbard & Reed LLP (included in its opinion filed as exhibit 5.1)

24.1                Powers of Attorney

25.1 Statement of Eligibility of Wilmington Trust Company on Form T-1 with respect to the Pass Through Trust Agreement


----------------------
<F1>
The Pass Through Trust Agreement was previously qualified under the Trust Indenture Act of 1939 in connection with the July 1997 S-3.